Exhibit (l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 1, 2021

XAI Octagon Floating Rate & Alternative Income Term Trust

321 North Clark Street, Suite 2430

Chicago, Illinois 60654

Re:	XAI Octagon Floating Rate & Alternative Income Term Trust —
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to XAI Octagon Floating Rate & Alternative Income Term Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the registration statement on Form N-2 (File Nos. 333-251542 and 811-3247) (the “Registration Statement”) filed on December 18, 2020 by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), as proposed to be amended by Pre-Effective Amendment No. 1 thereto to be filed on the date hereof by the Trust with the Commission. The Registration Statement relates to the issuance and sale by the Trust from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Securities Act Rules and Regulations”), of an indeterminate number of securities of the Trust, having a maximum aggregate offering price not to exceed $100,000,000, consisting of: (i) common shares of beneficial interest of the Trust, par value $0.01 per share (the “Common Shares”), including Common Shares to be issued upon exercise of any Common Subscription Rights (as defined below), (ii) subscription rights to purchase Common Shares (“Common Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Common Share Subscription Rights Certificate”), (iii) preferred shares of the Trust, par value $0.01 per share, which may be issued in one or more series (the “Preferred Shares”), including Preferred Shares to be issued upon exercise of any Preferred Subscription Rights (as defined below) and (iv) subscription rights to purchase Preferred Shares (“Preferred Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Preferred Share Subscription Rights Certificate”). The Common Shares, Common Subscription Rights, Preferred Shares and Preferred Subscription Rights offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act and the 1940 Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the notification of registration on Form N-8A (File No. 811-23247) of the Trust filed with the Commission under the 1940 Act on April 7, 2017;

XAI Octagon Floating Rate & Alternative Income Term Trust

February 1, 2021

(ii)  the Registration Statement as proposed to be amended by Pre-Effective Amendment No. 1 thereto to be filed with the Commission on the date hereof;

(iii)  an executed copy of a certificate of Benjamin D. McCulloch, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(iv)  a copy of the Trust’s Certificate of Trust, dated April 4, 2017, as amended by Certificates of Amendments dated as of July 14, 2017 and August 31, 2017 (as so amended, the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of February 1, 2021 and certified pursuant to the Secretary’s Certificate;

(v)  a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of July 13, 2017, as amended by the Certificate of Amendment to the Trust’s Second Amended and Restated Declaration of Trust, by the trustees of the Trust, dated August 31, 2017 (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(vi)  a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(vii)  copies of certain resolutions adopted by the Board of Trustees of the Trust (the “Board of Trustees”) on September 22, 2020 and November 18, 2020, relating to the registration of the Securities and related matters, certified pursuant to the Secretary’s Certificate; and

(viii) a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust's existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

XAI Octagon Floating Rate & Alternative Income Term Trust

February 1, 2021

The Common Share Subscription Rights Certificate, the Preferred Share Subscription Rights Certificate and any applicable underwriting or purchase agreement are referred to herein collectively as the “Transaction Documents.” As used herein, “Organizational Documents” means those documents listed in paragraphs (iv) through (vi) above.

The opinions stated in paragraphs 1 through 4 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Trust and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Trustees, including any duly authorized committee thereof, shall have taken all necessary statutory trust action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Trust have taken all related action as directed by or under the direction of the Board of Trustees; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Organizational Documents so as not to violate any applicable law or the Organizational Documents, each as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.  With respect to any Common Shares offered by the Trust (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied and (b) the Offered Common Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and validly issued and fully paid and, under the DSTA, the holders of the Offered Common Shares will have no obligation to make further payments for the purchase of such Offered Common Shares or contributions to the Trust solely by reason of their ownership of such Offered Common Shares except for their obligation to repay any funds wrongfully distributed to them.

2. With respect to any Common Subscription Rights offered by the Trust (the “Offered Common Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Shares relating to such Offered Subscription Rights have been duly authorized for issuance by the Trust and (c) the Common Share Subscription Rights Certificates have been duly executed and delivered, the Offered Common Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms under the laws of the State of Delaware.

XAI Octagon Floating Rate & Alternative Income Term Trust

February 1, 2021

3. With respect to any shares of any series of Preferred Shares offered by the Trust (the “Offered Preferred Shares”), when (a) the general conditions shall have been satisfied, (b) the Board of Trustees, or any duly authorized committee thereof, has duly adopted a Statement of Preferences for the Offered Preferred Shares in accordance with the DSTA and the Organizational Documents and (c) the Offered Preferred Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and validly issued and fully paid and, under the DSTA, the holders of the Offered Preferred Shares will have no obligation to make further payments for the purchase of such Offered Preferred Shares or contributions to the Trust solely by reason of their ownership of such Offered Preferred Shares except for their obligation to repay any funds wrongfully distributed to them.

4. With respect to any Preferred Subscription Rights offered by the Trust (the “Offered Preferred Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Preferred Shares relating to such Offered Preferred Subscription Rights have been duly authorized for issuance by the Trust and (c) the Preferred Share Subscription Rights Certificates have been duly executed and delivered, the Offered Preferred Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms under the DSTA.

The opinions stated herein are subject to the following qualifications:

(i) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii) we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(iii) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(iv) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(v) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Trust to the exclusive jurisdiction of any particular federal court or courts;

(vi) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to such Transaction Document;

XAI Octagon Floating Rate & Alternative Income Term Trust

February 1, 2021

(vii) to the extent that any opinion relates to the enforceability of the choice of Delaware law and choice of Delaware forum provisions contained in any Transaction Document, the opinions stated herein are rendered solely in reliance upon Delaware Code title 6, section 2708 and are subject to the qualification that such enforceability may be subject to the exceptions and limitations in Section 2708 as well as by principles of public policy, comity and constitutionality; and

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Trust (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its formation, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Organizational Documents are the only governing instruments, as defined under the DSTA, of the Trust; the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA and (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Trust’s Certificate of Trust;

(c) the Trust has the statutory trust power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(d) except to the extent expressly stated in the opinions contained herein, each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(e) any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(f) the laws of the State of Delaware will be chosen to govern any Common Share Subscription Rights Certificate, Preferred Share Subscription Rights Certificate, and that such choice of Delaware law is and will be a valid and legal provision;

XAI Octagon Floating Rate & Alternative Income Term Trust

February 1, 2021

(g) neither the execution and delivery by the Trust of any Transaction Document nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the Organizational Documents of the Trust, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Trust or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Trust or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Trust or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law); and

(h) neither the execution and delivery by the Trust of any Transaction Document nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

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XAI Octagon Floating Rate & Alternative Income Term Trust

February 1, 2021

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH